SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  July 9, 2001


                        NB&T FINANCIAL GROUP, INC.
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




            OHIO                    0-23134              31-1004998
---------------------------    -------------------   --------------------
(State or other jurisdiction  (Commission File No.) (IRS Employer I.D. No.)
     of incorporation)


            48 N. South Street, Wilmington, Ohio           45177
           ----------------------------------------      ----------
          (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code:  (937) 382-1441

Item 5.          Other Events.
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     On July 9, 2001, The National Bank and Trust Company ("NB&T"), a
federally chartered bank and wholly-owned subsidiary of NB&T Financial Group, Inc., both of which are headquartered in Wilmington, Ohio, Premier Financial Bancorp, Inc., a Kentucky corporation ("Premier"), and Sabina Bank, a bank chartered under the laws of the State of Ohio and a wholly-owned subsidiary of Premier, entered into an Asset Purchase and Liability Assumption Agreement (the "Agreement"), which sets forth the terms and conditions under which NB&T will acquire the business of Sabina Bank (the "Acquisition"). Under the terms of the Agreement, NB&T will acquire substantially all of the assets and assume specified liabilities, including the deposits, of Sabina Bank. NB&T will pay to Premier Financial Bancorp in cash an amount equal to the sum of (a) 2.25 times (b)(1) the regulatory Tier I capital of Sabina Bank, less (2) the sum of
(i) the intangible assets of Sabina Bank, (ii) the prepaid expenses of Sabina Bank and (iii)(A) two percent of the gross loans of Sabina Bank less (B) the amount of Sabina Bank's allowance for loan losses. Based on financial data as of March 31, 2001, that amount would have been $11.5 million.

     Consummation of the Acquisition is subject to the receipt of all required regulatory approvals, as well as other customary conditions. The Acquisition will not require the approval of the shareholders of either NB&T Financial Group or Premier.

     The Agreement and the press release issued by NB&T Financial Group on July 9, 2001, regarding the Merger are attached as exhibits to this report and are incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement.

Item 7.(b)  Exhibits

     a. Exhibits


         Exhibit
           No.                         Exhibit Description
        --------                       -------------------

            2                          Asset Purchase and Liability
                                        Assumption Agreement


           99                          News Release - The National
                                        Bank and Trust Company to
                                        Acquire Business of Sabina
                                        Bank

                               SIGNATURES
                               ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     NB&T FINANCIAL GROUP, INC.



                                     By: /s/Charles L. Dehner
                                         ----------------------------
                                         Charles L. Dehner
                                         Executive Vice President,
                                           Chief Financial Officer


Date:  July 9, 2001